UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 19, 2003

NORTHERN STATES FINANCIAL CORPORATION
(Exact name of Registrant as Specified in its Charter)

Commission File Number 0-19300

Delaware	36-3449727

(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1601 North Lewis Avenue
P.O. Box 39
Waukegan, Illinois 60079

(Address of Principal Executive Offices)

(847) 244-6000

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

On February 19, 2003, Northern States Financial Corporation (“Company”) announced that its Board of Directors has approved an additional stock buyback program authorizing the purchase of up to 200,000 shares of the Company’s common stock, from time to time, in open market or privately negotiated transactions. In addition, there remain 32,850 shares authorized to be repurchased under the Company’s previously announced stock buyback program.

Item 7. Financial Statements and Exhibits

(c) Exhibit

Exhibit 99 – Press Release dated February 19, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHERN STATES FINANCIAL CORPORATION

   (Registrant)

Date: February 19, 2003	/s/ Thomas M. Nemeth Vice President & Treasurer